Exhibit 10.10


                         SOFTWARE TECHNOLOGY, INC. LEASE
                              5904 RICHMOND HIGHWAY
                                 ALEXANDRIA, VA


     THIS AGREEMENT OF LEASE ("Lease") by and between Alexandria South Associates, L.P., a Virginia limited partnership, its successors and assigns (hereinafter referred to as "Landlord"), and Software Technology, Inc., a Florida corporation, (hereinafter referred to as "Tenant").

                              I. SUMMARY PROVISIONS

1. PREMISES: 15,296 square feet; Suite #600, 610 and 611 (see Exhibit A) which will be changed to Suites 600 and 611.


2.   TERM:   Four  (4)  years   beginning  on  September  1,  1994,  the  "Lease
     Commencement Date" and ending on August 31, 1998, the "Lease Expiration Date".


3. BASE ANNUAL RENT: $210,320.00 ($13.75 per square foot per annum) Monthly Payment $ 17,526.00

4. ADDITIONAL RENT: Pro rata share of Operating Expense increases over the Operating Expense Amount of the Base Year 1994. Tenant's pro rata share:
     20.13%. Increases shall not be more than five (5%) percent of the previous year's operating expenses per annum.

5.   INCREASE IN COST OF LIVING: Greater of 30% of CPI increase or 2.5%.


6.   SECURITY DEPOSIT: Transferred from prior lease in the amount of $22,263.02.


7.   IMPROVEMENTS: See Exhibit "B".

8. PARKING: Initial Number of Parking Permits: 54, six of which are reserved. Initial Monthly Permit Fee: Reserved only, $10.00 month per space.

9.   TENANT'S ADDRESS FOR NOTICES:

      Software Technology, Inc.                Dr. C. Camden McCarl
      1225 Evans Road                          Manager of DC Engineering
      Melbourne, Florida 32904-2314            Software Technology, Inc.
      Attn:  Accounts Payable                  5904 Richmond Highway, Ste. 610
                                               Alexandria, VA 22303

10.   BROKER'S ADDRESS:                        Fetsch Commercial Realty, Inc.
                                               5285 Shawnee Road, Ste. 401
                                               Alexandria, VA 22312
                                               Attn:  Phyllis Fordham

11.   SPECIAL PROVISIONS:
      34.   Termination of Former Lease
      35.   Contingent Lease
      36.   Right to Signage
      37.   Parking
      38.   Option to Extend
      39.   Reduction to Size of Premises

12.   EXHIBITS TO LEASE: Exhibit "A" - Description of Premises Exhibit "B"
      - Landlord's Workletter Exhibit "C" - Cleaning Specifications Exhibit "D" - Signage Specifications/Drawings Exhibit "E" - Premises Subject to Reduction
      Exhibit "F" - Calculation of Interest on Security Deposit

                             II. DETAILED PROVISIONS

1.   PREMISES.

     (a) DESCRIPTION. Landlord hereby leases to Tenant and Tenants leases from Landlord, for the term and upon the terms, conditions, covenants and agreements hereinafter provided, the premises more particularly described in Exhibit "A" annexed hereto (the "Premises") located in the building (the "Building") referenced above. The Premises contains 15,296 square feet of Rentable Area, 90% or 13,766 square feet of which is Usable Area, which Usable Area is defined by the Washington Board of Realtors.

     (b) LANDLORD'S WORK. Tenant may be entitled to certain improvements specified on Exhibit "B" attached hereto and incorporated herein by reference. The work which Landlord agrees to perform under the terms and conditions of Exhibit "B" hereinafter shall be referred to as "Landlord's Work." It is understood and agreed that Landlord is under no obligation to perform any alterations, installations (including floor coverings), decorations (including painting and wall coverings), replacements, additions or improvements, structural or otherwise, in or to the Premises except as set forth in Exhibit "B".

2.  TERM

     (a) The "Term", "Lease Commencement Date" and "Lease Expiration Date" are specified on page one of this Lease.

     (b) FAILURE TO DELIVER POSSESSION OF PREMISES. Landlord shall put forth its best efforts to complete the Premises on or before the Lease Commencement Date. If Landlord's Work is not substantially completed (as defined in paragraph (e) below) in accordance with Exhibit "B" on or before the Lease Commencement Date, or if Landlord shall be unable to give possession of the Premises on such Lease Commencement Date for any other reason, this Lease shall not be void or voidable, and Landlord, its agents or employees, shall not be subject to any claim or liability whatsoever for the failure timely to complete such work or to give possession on such date. If Landlord has not completed the improvements as shown on Exhibit "B", the Tenant shall have the right to use its own contractor and deduct the cost of construction from the rent.

     (c) DELAYS IN SUBSTANTIAL COMPLETION CAUSED BY TENANT. If such substantial completion of Landlord's Work in accordance with Exhibit "B" shall be delayed because of (i) Tenant's failure to furnish its requirements and/or to approve drawings, plans, specifications or cost estimates, including those pertaining to additional or non-standard work and materials, by the dates specified by Exhibit "B", (ii) Tenant's request for changes in drawings, plans or specifications after the date specified by Exhibit "B", (iii) Tenant's request for materials, finishes or installations other than Landlord's Building Standard, as defined by Exhibit "B", or (iv) the performance of any work by Tenant, Tenant's agents, employees or contractors, Landlord's Work shall be deemed substantially completed for the purpose of determining the Lease Commencement Date on the date which Landlord reasonably determines, in its sole judgment, that such work would have been substantially completed had such delay or delays not occurred.

     (d) SUBSTANTIAL COMPLETION DEFINED. The Premises shall not be deemed substantially completed until all the work undertaken by Landlord pursuant to Exhibit "B" is substantially completed, subject to a punch list of items prepared by Tenant and Landlord on the Lease Commencement Date which items shall not materially interfere with Tenant's use of the Premises. Nothing in this clause shall effect Tenant's termination right as described in Article 34 or Tenant's occupancy of the Premises.

     (e) LEASE YEAR DEFINED. As used herein, "Lease Year" shall mean that period of 365 days (366 in leap years) commencing on the Lease Commencement Date, and each successive period of 365 days (or 366 days in leap years) thereafter; provided, however, that if the Lease Commencement Date is a date other than the first day of a month, then the first Lease Year shall mean that period commencing on the Lease Commencement Date and continuing for the balance of the month in which said date occurs and for a period of 365 or 366 days thereafter, and the last Lease Year shall terminate on the date this Lease expires or is terminated.

3.  RENT.

     (a) BASE ANNUAL RENT. The Base Annual Rent as specified in the Summary Provisions of this Lease shall be payable, in advance, in equal monthly installments, specified as the Monthly Payment in the Summary Provisions hereof by U.S. mail, courier or otherwise delivered to Landlord at the address provided in Article 30 hereof or to such other party or to such other address as Landlord may designate from time to time by written adjustment as hereinafter provided. The first Monthly Payment coming due shall be made upon the signing of this Lease by Tenant, and the second and subsequent Monthly Payments shall be made on the first day of each and every calendar month as provided herein. If the term of this Lease begins on a date other than on the first day of a month, rent from such date until the first of the following month shall be prorated at the rate of one thirtieth (1/30th) of the fixed Monthly Payment for each day, payable in advance.

     (b) INCREASE IN COST OF LIVING. Commencing on the first day of each calendar year following the calendar year in which this Lease commences, Tenant shall pay monthly one-twelfth of an increase in the Base Annual Rent based upon thirty percent (30%) of any increase in the index now known as UNITED STATES BUREAU OF LABOR STATISTICS, CONSUMER PRICE INDEX FOR URBAN WAGE EARNERS AND CLERICAL WORKERS, WASHINGTON, D.C. SMSA (1982-84=100). All Items (the "Index") over the Base Index (as defined herein). Notwithstanding the preceding sentence, in no event shall the adjustment of Base Annual Rent for any calendar year be less than two and one-half percent (2.5%) of the Base Annual Rent as increased from year to year hereby (the "Minimum Base Annual Rent Adjustment"). In order to apply such adjustments in a timely and convenient manner, Landlord and Tenant agree that the Base Index shall be the Index for the month which is approximately three months prior to the month in which the Lease Commencement Date occurs and that adjustments of Base Annual Rent shall be based upon comparison of the Index for the month of September last preceding the calendar year for which an adjustment is to be made (the "Current Index") with the Base Index. For the purposes of this paragraph, Base Annual Rent which is adjusted pursuant to this paragraph shall be referred to as "Adjusted Base Annual Rent." Adjusted Rent Annual Rent shall be computed as follows: (i) the increase in the Index shall be determined by dividing (A) the difference of the Current Index minus the Base Index, by (B) the Base Index; (ii) the increase in Base Annual Rent due to the increase in the Index shall be determined by multiplying the original Base Annual Rent payable hereunder by thirty percent (30%) of the increase in the Index; (iii) the Adjusted Base Annual Rent shall be the greater of (A) the original Base Annual Rent payable hereunder plus the increase in the Base Annual Rent due to the increase in the Index or (B) the previous year's Adjusted Base Annual Rent payable hereunder plus the Minimum Base Annual Rent Adjustment. Landlord promptly shall determine the Adjusted Base Annual Rent for each calendar year, as hereinabove provided, and shall submit to Tenant a statement setting forth the amount of such Adjusted Base Annual Rent and the calculation by which it was determined. If the base year of the Index is changed, the Index used to determine Adjusted Base Annual Rent shall be converted in accordance with the conversion factor published by the Bureau of Labor Statistics of the United States Department of Labor. If the Index is discontinued, then any successor consumer price index of the United States Bureau of Labor Statistics, or successor agency thereto, for the Washington, D.C. Metropolitan Area, shall be used. If the Index is discontinued with no comparable successor Index, the parties shall use their best efforts to agree upon a substitute formula, but if the parties are unable so to agree, then a substitute formula shall be determined by arbitration as provided herein.

     (c) SERVICE CHARGE. Notwithstanding any of the other rights of Landlord set forth in this Lease, if during the term of this Lease, Monthly Payments or Additional Rent remains unpaid on the tenth day after the date when the same is required to be paid, Landlord at its option, may make a service charge for the purpose of defraying the expenses incidental to handling delinquent payments. Such charge shall be in an initial amount of five percent (5%) of the delinquent payment. In addition, Monthly Payments or Additional Rent which is not paid when due shall bear interest, computed from the date such item becomes due to the date of payment, at a rate which shall be the lesser of (i) two percent higher than the "prime rate" charged by Crestar Bank on the date such item becomes due and fluctuating thereafter as the "prime rate" charged by said Crestar Bank may change from time to time or (ii) the maximum rate of interest then allowed by law. Late charges referenced above shall be applicable only after Landlord provides Tenant notice of Tenant's second event of failure to make a timely payment of Base Annual Rent, Monthly Payments, or Additional Rent.

4.  ADDITIONAL RENT; OPERATING EXPENSE AND REAL ESTATE TAX INCREASES.

     (a) ANNUAL OPERATING EXPENSE INCREASE. Throughout the Term, Tenant shall be obligated to pay as Additional Rent, Tenant's pro rata share of the amount by which Operating Expenses (as defined in Article 4(b) hereof) exceeds the Operating Expense Amount specified in the Summary Provisions hereof. Such payments shall be made as follows:

          (i) ESTIMATED  MONTHLY  PAYMENTS.  Within the first one hundred twenty
(120) days after the end of each calendar year (or portion thereof) during the Term of Lease, Landlord shall furnish Tenant with Landlord's reasonable estimate of the Operating Expenses for the then current calendar year (Landlord's Operating Expense Estimate). Until the first day of the calendar month following the month in which Tenant is given Landlord's Operating Expense Statement, Tenant shall continue to pay to Landlord on the first day of each calendar month the monthly sum, if any, payable by Tenant under this Article 4(a)(i) for the month of December of the preceding calendar year. Landlord shall give notice to Tenant stating whether the Tenant's monthly payments made pursuant to this
Article 4(a)(i) during the then current calendar year were greater or less than the revised monthly payment stated in Landlord's Operating Expense Estimate, and
(i) if there shall be a deficiency, Tenant shall pay the amount thereof to Landlord within thirty (30) days after the giving of Landlord's estimate, or
(ii) if there shall have been an overpayment, Landlord shall pay the amount thereof to Tenant within thirty (30) days after the giving of Landlord's estimate, and (iii) on the first day of the first calendar month following the month in which Tenant is given Landlord's estimate, and on the first day of each calendar month thereafter during the Term throughout the remainder of such calendar year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's pro rata share of the amount by which Operating Expenses for such calendar year are estimated to exceed the Operating Expense Amount.

          (ii) ANNUAL SETTLEMENT. Beginning with the first full calendar year following the Commencement Date, within the first one hundred twenty (120) days after the end of each calendar year or portion thereof, Landlord shall furnish to Tenant a detailed statement setting forth the actual Operating Expenses for the previous calendar year and Tenant's pro rata share of the increase over the Operating Expense Amount (hereinafter "Actual Operating Statement"). Landlord's failure to provide the Actual Operating Statement within the time frame referenced above shall not relieve Tenant of its obligations hereunder. Within thirty (30) days after the delivery of the Actual Operating Statement, a lump sum payment will be made by Tenant equal to the amount, if any, by which Tenant's pro rata share of the actual increase in Operating Expenses over the Operating Expense Amount exceeds that amount, if any, which Tenant has paid toward the estimated increase in Operating Expenses for the prior calendar year. If Tenant's pro rata share of such items is less than the amount Tenant paid toward the estimated increase in Operating Expenses, Landlord shall reimburse Tenant in cash for the difference within thrity (30) days afer the date of Landlord's delivery of its Actual Operating Statement to Tenant. The effect of this adjustment is that Tenant will pay during each calendar year during the Term Tenant's pro rata share of actual Operating Expenses in excess of the Operating Expenses Amount.

          (iii) PARTIAL YEARS. If the Commencement Date occurs on a date other than the first day of a calendar year of the Term or expires on a date other than the last day of a calendar year, then the actual Operating Expenses incurred during such partial calendar years shall be computed and an appropriate proration shall be made in the actual Operating Expenses and in the Operating Expense Amount so that Tenant pays only that portion of Tenant's pro rata share of excess Operating Expenses incurred during the portion of such calendar year that includes the beginning of the end of the Term.

     (b) OPERATING EXPENSES DEFINED. The term "Operating Expenses" shall mean all costs and expenses (and taxes thereon, if any) paid or incurred by Landlord with respect to the ownership, operation, cleaning, repair, safety, management, security, and maintenance of the Building (and the land upon which it is situated), including, but not limited to: (a) real estate taxes; (b) gas, electricity, telephone, water, sewer, and other fuel and utility charges (including surcharges) of whatever nature; (c) casualty, rent, liability, fidelity, and any other insurance; (d) building personnel costs, including, but not limited to, salaries, wages, fringes benefits, and other direct and indirect costs of building managers, engineers, superintendents, watchmen, porters, char workers, and any other building personnel; (e) social security, unemployment, and other payroll taxes and the cost of providing disability and workers' compensation coverage required by law or otherwise with respect to such employees; (f) costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, elevators, windows, security, trash removal, and any other Building service or system; (g) charges of independent contractors performing work with respect to the operation, cleaning, repair, safety, security, and maintenance of the Building; (h) maintenance and repair expenses and supplies; (i) the cost or rental of all Building and management office cleaning supplies, materials, tools, and equipment; (j) management fees;
(k) legal, accounting, and other professional fees and disbursements incurred in connection with the operation and management of the Building; (l) costs of uniforms, work clothes, and dry cleaning; (m) depreciation of hand tools and other movable equipment used for the management of the Building; and (n) business taxes and licenses. The term "Operating Expenses" shall include, also,
(a) expenditures for capital improvements and capital equipment purchased or installed for the purpose of decreasing Operating Expenses, but only to the extent that relevant decreases are applied in any given year. Such expenditures for capital improvements and capital equipment shall be amortized in subsequent Lease Years on a straight-line amortized basis over an appropriate period, not to exceed ten years, together with interest on the unamortized cost fluctuating at the "prime rate" charged by Crestar Bank (as changed from time to time). The term "Operating Expenses" shall exclude; (a) executives' salaries above the grade of building manager; (b) expenditures for capital improvements and capital equipment other than those specified above; (c) principal and interest payments on any mortgages, deeds of trust or other financing encumbrances; (d) leasing commissions payable by Landlord; (e) deductions for depreciation; (f) costs of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated for same; and (g) the costs of preparing, improving or altering space for any new or renewal tenant.

     (c) REAL ESTATE TAX COMPONENT OF OPERATING EXPENSES. As a component of "Operating Expenses", the term "real estate taxes" shall include all taxes and assessments, general and special, ordinary and extraordinary, foreseen and unforeseen, including assessments for public improvements or betterments, which Landlord reasonably determines are assessed, levied or imposed with respect to the Building, the land on which it stands or Landlord's personal property used in connection therewith; any tax in the nature of a real estate tax; an AD VALOREM tax on rent; any tax on income if imposed in lieu of, in addition to or as a component of real estate taxes and assessments; and all reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of such taxes, rates or assessments, including, reasonable attorney fees. Any REDUCTION shall be applied in its correct proportion to the Tenant's operating expense statements in the year the adjustment is made.

     (d) TENANT'S PRO RATA SHARE. Tenant's pro rata share of any Operating Expense increase shall be the percentage amount specified in the Summary
Provisions of this Lease, which represents the proportion of rentable area of the Premises divided by the total rentable area of the Building.

     (e) ANNUAL STATEMENTS. Each Actual Operating Statement provided by Landlord hereunder shall be conclusive and binding upon Tenant unless Tenant notifies Landlord within 30 days after any such statement is given that it disputes the correctness of such statement and states with particularity the items disputed. Unless otherwise mutually agreed, any such dispute shall be determined by arbitration in Washington, D.C., pursuant to the rules then obtaining of the American Arbitration Association, and judgment on the award rendered thereby may be entered in any court of competent jurisdiction. Pending determination of any such dispute, Tenant shall pay Additional Rent in accordance with the disputed statement (and the most recent Estimated Annual Operating Expense Increase given by Landlord to Tenant), but such payments shall not prejudice Tenant's challenge of the disputed statement. Upon notice given by Tenant to Landlord at least fifteen (15) days in advance, Tenant shall have reasonable access, during normal business hours, to appropriate books and records of Landlord relating to Operating Expenses for the purpose of verifying, at Tenant's sole expense, any Actual Operating Expense Statement.

     (f) OTHER ADDITIONAL RENT. All other sums of money or charges required to be paid by Tenant to Landlord under this Lease shall be deemed Additional Rent and shall be due and payable fifteen days after Landlord gives Tenant notice thereof. Tenant's failure to pay any sum or charged required to be paid by Tenant to Landlord under this Lease when due shall carry with it the same consequences as Tenant's failure to pay Monthly Payments and any other Additional Rent payable hereunder when due.

5. USE.

     (a) PERMITTED USE. Except as provided in paragraph (b) below, Tenant shall use and occupy the Premises solely for office space during the Term of this Lease and for no other purpose without the prior written consent of Landlord.

     (b) COMPLIANCE WITH LAW. Tenant (and its permitted assignees and subtentants) shall not use or permit the use of the Building, the Premises or any part thereof for any disorderly, unlawful or hazardous purpose, or in a manner which will obstruct or interfere with the rights of other tenants or their invitees or in any way injure or annoy them, or in any manner which would tend to lower the first-class character of the building. Tenant, at its sole cost and expense, shall comply promptly with all present and future laws, ordinances, rules, regulations, orders or requirements of all governments, departments, commissions, boards and public officers which may impose any violation, order or duty (including the duty to perform alterations to or to install equipment in its Premises) upon Landlord or Tenant with respect to the Premises or the Building arising out of Tenant's use or occupancy thereof. Tenant shall pay as Additional Rent all costs, expenses, fines, penalties or damages which may be imposed upon Landlord by reason of Tenant's failure to comply with the provision of this paragraph. Landlord assumes no liability or responsibility whatsoever with respect to the conduct or operation of the business conducted in the Premises. Tenant shall not do or permit any act or thing to be done to the Premises or to the Building which will invalidate or cause an increase in the premium of any public liability, fire or other policy of insurance at any time carried by or for the benefit of Landlord or which might subject Landlord to liability for injury to any person or damage to any property. If any increase in the premium of any public liability, fire or other policy of insurance is stated by any insurance company or by any applicable governmental ratings bureau to be due to any activity done or permitted by Tenant in or to the Premises or the Building, such statement shall be conclusive evidence that the increase in such premium is due to such activity, the Tenant shall pay to Landlord the amount of such increase as Additional Rent.

     (c) SUITABILITY OF PREMISES. Tenant hereby accepts the Premises, which may be improved by Landlord as described in Section 1(b), in their condition existing as of the day Tenant takes possession hereunder, subject to all applicable zoning, local and State laws, ordinances and regulations governing and regulating the use of the Premises and accepts the Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agent had made any representations or warranties as to the suitability of the Premises for the conduct of Tenant's business.

6. SECURITY DEPOSIT.

     The Security Deposit shall be the same Deposit which Tenant made to Landlord with its lease dated April 10, 1990 and which Landlord hereby agrees to transfer as Security for the Lease (see Exhibit "F"). Such security deposit shall be considered as security for obligations, covenants, conditions and agreements under the Lease and shall be held by Landlord in an interest bearing account. Upon the expiration of the term hereof (or any renewal or extension thereof in accordance with this Lease), Landlord shall (provided that Tenant is not in default under the terms hereof) return and pay back such security deposit along with interest accrued to Tenant less such portion thereof as Landlord shall have appropriated to make good any default by Tenant with respect to any of Tenant's aforesaid obligations, covenants, conditions and agreements. In the event of any default by Tenant hereunder during the term of this Lease, Landlord shall have the right, but shall not be obligated, to apply all or any portion of the security deposit to cure such default, in which event Tenant shall be obligated, promptly to deposit with Landlord the amount necessary to restore the security deposit to its original amount. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the obligation to return the security deposit to the Tenant or transfer said deposit to such purchaser or transferee, in which event Tenant shall look only to the new Landlord for the return of the security deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit. Landlord shall not be required to keep Tenant's security deposit in an account separate from Landlord's own accounts.

7. SERVICES AND UTILITIES.

     Landlord shall furnish to Tenant reasonably adequate electricity, exterior window cleaning service (as required) in Landlord's sole and reasonable judgment, and, provided the Premises are kept in good order by Tenant, cleaning and char service in conformance with specifications attached hereto as Exhibit "C" after 5:00 p.m. on Monday through Friday (exclusive of New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day). Landlord shall not be responsible for cleaning, repair or other maintenance (except vacuuming) of carpets, rugs or drapes within the Premises, whether provided by Landlord or not, and such items shall be the sole responsibility of Tenant. Landlord shall replace light bulbs or tubes for Building standard lighting fixtures only. Landlord shall furnish rest room facilities, necessary lavatory supplies and running water for the general use of the tenants of the Building. Landlord shall furnish automatically-operated elevator service and at least one elevator will be subject to call at all times. Landlord shall furnish heat and air conditioning from 8:00 a.m. to 6:00 p.m., on Monday through Friday (exclusive of New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day) and from 9:00 a.m. to 1:00 p.m. on Saturday, during those seasons of the year when such services are normally and usually furnished in comparable office buildings in the Northern Virginia suburbs of the Washington, DC metropolitan area and within the temperature ranges and in such amounts normally or usually furnished in such comparable office buildings. If Tenant requires heat or air conditioning beyond the hours specified by this paragraph, Landlord shall furnish such additional heat or air conditioning upon notice of such requirement given to Landlord (verbal, written or by means of automated system, as required by landlord from time to time) no later than noon of the last business day preceding the day on which Tenant requires such additional heat or air conditioning. Tenant shall pay to Landlord as Additional Rent a charge for such additional heat or air conditioning in accordance with Landlord's then current schedule of charges, which may be made and changed from time to time without notice to Tenant. Landlord shall provide a security system for the Building; PROVIDED HOWEVER, that no representation or warranty is made by Landlord with respect to the adequacy, completeness or integrity of the security system so provided. Landlord reserves the right to change or modify the security system or guard service (including right to substitute one for the other) at any time in its sole judgment. Landlord shall not be liable in any respect for failure to furnish, or for suspension or delays in furnishing, any of the services described by this paragraph as a result of breakdown, maintenance, repairs, strike, riot, civil commotion, scarcity of labor or materials, acts of God or any cause or reason whatever beyond the control of Landlord; nor shall any such failure, suspension or delay be deemed an eviction, actual or constructive, entitling Tenant to terminate this Lease or to any reduction or adjustment of rent hereunder. If any public utility or governmental authority having jurisdiction shall require Landlord or Tenant to restrict consumption of any utility or to reduce any service for the Premises or the Building, Landlord and Tenant shall comply with such requirement without any reduction or adjustment of rent hereunder.

8. RULES AND REGULATIONS.

     Tenant and Tenant's agents, employees, contractors, invitees and licenses shall observe faithfully and comply strictly with all reasonable rules and regulations promulgated by Landlord at any time and from time to time for the general well-being, safety, care and cleanliness of the Premises and the Building. Landlord shall put forth in best efforts to enforce such rules upon all tenants. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce any rule or regulation or any covenant or agreement in any lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant of the Building.

9. ALTERATIONS.

     (a) APPROVAL BY LANDLORD. Tenant shall not make, or cause to be made, any alterations, installations (including floor coverings), decorations (including painting and wall coverings), replacements, additions or improvements, structural or otherwise, (hereinafter collectively referred to as "alterations") in or to the Premises or the Building without the prior written consent of Landlord which consent shall not be unreasonably withheld. Landlord may condition such consent upon Tenant's written agreement to pay the cost of additional utility consumption, if any, and to restore the Premises and the Building to the condition in which they were found immediately prior to such alteration and upon the requirement that Tenant post a security deposit to secure performance of such agreement. Landlord also may condition such consent upon its prior approval of plans and specifications and contractors and subcontractors with respect to such alterations, and such alterations shall not be commenced until such plans and specifications and contractors and subcontractors have been submitted to and approved by Landlord. Such approval shall not be unreasonably withheld or delayed. Upon such approval, alterations shall be commenced promptly, performed in a good and workmanlike manner in accordance with the approved plan and specifications, and diligently carried forward to completion. Any alterations performed by Tenant shall be subject to Landlord's inspection and approval after completion to determine whether the same comply with matters approved by Landlord. It is understood and agreed that any alterations performed in or to the Premises or the Building, other than Landlord's Work, shall be made on behalf of Tenant, and not on behalf of Landlord, and that Tenant shall be deemed the "owner" and not the "agent" of Landlord with respect to such alterations. If any alteration is performed by Tenant without the prior written consent of Landlord, Landlord may correct or remove same and restore the Premises and the Building to the condition in which they were found immediately prior to such alteration at Tenant's sole cost and expense, and Tenant shall pay to Landlord as Additional Rent all costs and expenses incurred by Landlord for such correction or removal.

     (b) PERMITS AND INSURANCE COVERING TENANT ALTERATIONS. Tenant covenants that any alterations which it shall perform shall be in conformity with all applicable laws, ordinances, rules, regulations, orders or requirements of governmental authorities having jurisdiction and all applicable insurance requirements. Before commencing any alterations, Tenant shall obtain at its sole cost and expense all permits, approvals and certificates required by governmental authorities having jurisdiction and promptly shall deliver to Landlord duplicates of all such permits, approvals, and certificates. Upon completion of any alteration performed by Tenant, Tenant shall obtain, at its sole cost and expense, certificates of final approval thereof and promptly shall deliver to Landlord duplicates of all such certificates. In connection with any Tenant alterations, Tenant shall carry, and shall cause its contractors and subcontractors to carry, workmen's compensation, general liability, and personal and property damage insurance in such amounts and with such companies as are reasonably satisfactory to Landlord.

     (c) MECHANIC'S LIENS. Tenant shall obtain and deliver to Landlord written and unconditional waivers of mechanics' and materialmen's liens upon the Building and the Land for all labor and services which have been performed and materials which have been furnished in the Premises or in the Building in connection with any tenant alterations, signed by all contractors, subcontractors, materialmen and laborers. If, notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the Building or the Land for labor, services or materials claimed to have been furnished for Tenant, such lien shall be discharged by Tenant within ten days after the filing thereof, at Tenant's sole cost and expense, by the payment thereof or by posting the bond required by law. If Tenant shall fail so to discharge or bond any such mechanic's or materialmen's lien within the time agreed upon, Landlord may do so, at Tenant's sole cost and expense, without inquiring into the validity of such lien, and Tenant shall pay to Landlord as Additional Rent all costs and expenses of same (including reasonable attorneys fees). Tenant's failure to discharge or bond any such mechanics' or materialman's liens shall be deemed a default under this Lease, and the discharge of any such lien by Landlord shall not be deemed to waive or release such default.

     (d) REMOVAL BY TENANT. Unless otherwise agreed by Landlord and Tenant, all alterations in or to the Premises or the Building, whether with or without Landlord's consent and whether Landlord's Work or Tenant alterations, shall become the property of Landlord at the expiration or termination of this Lease and shall be in good working order. Unless otherwise agreed by Landlord and Tenant, Tenant shall not remove any such alterations. Trade fixtures installed by Tenant may be removed prior to the expiration or termination of this Lease if all rents due herein are paid in full, Tenant is not then otherwise in default hereunder, and Tenant restores the Premises to good condition.

     (e) INDEMNIFICATION. Tenant hereby indemnifies and agrees to save harmless Landlord and any mortgagee of the Building against and from any cost, expense, lien, damage, claim or liability (including reasonable attorneys fees) which may arise directly or indirectly by reason of the performance of any alterations by Tenant in or to the Premises or the Building.

10. CARE OF PREMISES.

     (a) REPAIRS AND MAINTENANCE BY LANDLORD. During the term of this Lease, including any extensions thereof, and during any period of holding over hereunder, Landlord, at its sole cost and expense, shall correct any structural defects in the foundation, floor slab and walls of the Premises, upon notice from Tenant of the necessity for same, and shall keep and maintain in good order and repair the exterior windows, exterior walls, and common areas of the Building, the fixtures and equipment serving the Building generally, and sewer, utility (other than telephone), and water lines within the Building serving the Premises.

     (b) REPAIRS AND MAINTENANCE BY TENANT. Other than those elements for which Landlord is specifically responsible, during the Term of this Lease, including any extensions thereof, and during any period of holding over hereunder, Tenant, at its sole cost and expense, shall keep and maintain the Premises in a clean, safe and sanitary condition.

     (c) DAMAGE CAUSED BY TENANT. Tenant shall be responsible for all damage or injury to the Premises, to the alterations and equipment therein or appurtenant thereto, to alterations and equipment performed or installed by Tenant elsewhere in the Building, and to any part of the Building or to the Building's fixtures and equipment, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's agents, employees, contractors, invitees or licensees. Tenant shall repair property so damaged or injured to a quality and class equal to the original work or construction. In the event Tenant shall fail within thirty (30) days after notice by Landlord to commence such repairs and diligently pursue same to completion, Landlord shall commence such repairs and Tenant shall pay the Landlord as Additional Rent an amount equal to all of Landlord's costs and expenses of repairing damage or injury for which Tenant is responsible hereunder. In addition, if such repairs are performed by Landlord's employees or by more than one contractor, Tenant shall pay to Landlord as Additional Rent an amount equal to 25 percent of Landlord's direct costs and expenses of such repairs, representing Landlord' s administrative costs and a reasonable mark-up for providing such service. Tenant also shall pay to Landlord as Additional Rent the amount of rent payable by other tenants which is lost by Landlord as a result of damage or injury to property caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's agents, employees, contractors, invitees or licensees. The above provisions are additional remedies granted to Landlord and are not in limitation of any other rights and remedies which Landlord may have under this Lease or at law or in equity. Notwithstanding the foregoing, Tenant shall not be liable to Landlord for any cost, expense or loss of rent under this paragraph to the extent that Landlord is insured against such hazards and damages under an insurance policy containing a waiver of subrogation clause and to the extent that the proceeds of such insurance actually compensate Landlord for such cost, expense or loss of rent.

     (d) NOTICE OF DEFECTIVE CONDITION. Tenant shall give Landlord prompt notice of any apparent defects to the foundations, floor slab and walls of the Premises and of any apparent defective condition in the plumbing, heating or electrical systems located in, servicing or passing through the Premises.

11. ACCESS TO PREMISES.

     (a) TENANT'S ACCESS. Tenant shall have access to the Premises on a full-time 24-hour basis, subject to such reasonable restrictions as Landlord may impose for security or maintenance reasons.

     (b) LANDLORD'S ACCESS. Landlord and its agents with prior reasonable written or verbal notice to Tenant shall have the right to enter (but shall not be obligated to enter) the Premises at all reasonable times to inspect same, to make such repairs or alterations as Landlord may deem necessary and reasonably desirable or in compliance with laws, ordinances, rules, regulations, orders or requirements of any governmental authority having jurisdiction. During the progress of any repairs or alterations performed by Landlord in the Premises, Landlord may take all necessary materials and equipment into the Premises without the same constituting an eviction, actual or constructive, entitling Tenant to terminate this Lease, to any reduction or adjustment of rent for the period during which such work is in progress or to any damages by reason of loss or interruption of business or otherwise. Tenant shall permit Landlord to use, maintain, and replace pipes and conduits in and through the Premises and to erect new pipes and conduits therewith. Landlord shall have the right to enter the Premises during normal business hours, throughout the term of this Lease, for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last six months of the term, for the purpose of showing the same to prospective tenants of the Premises. No lock shall be changed and no additional lock shall be placed upon any door of the Premises without Landlord's prior written consent, which consent may be conditioned upon Tenant's furnishing to Landlord a duplicate key to such changed or additional lock. If Tenant is not present to open and permit an entry into the Premises, Landlord or its agents may enter the same, whenever such entry may be permitted by this Lease, by master key, keys provided by Tenant or forcibly, if necessary, provided reasonable care is exercised to safeguard Tenant's property. All damage done to the Premises by Landlord's permitted forcible entry as a result of Tenant's failure to provide a duplicate key to any lock shall be repaired promptly by Landlord, and Tenant shall pay to Landlord as Additional Rent the cost of expense of such repair. If, after giving or receiving notice of termination or non-extension of this Lease, as above provided, Tenant shall remove all or substantially all of its property from the Premises. Landlord thereupon may enter the Premises and perform alterations in and to same without reduction or adjustment of rent and without liability to Tenant.

     (c) EMERGENCY REPAIRS. If, in order to prevent damage to the Premises or the Building, or to prevent harm to person or property in the Building, it shall become necessary promptly to make any repair within the Premises and Tenant shall not be immediately available to permit entry, then Landlord may enter (but shall not be obligated to enter) the Premises at any time for the purpose of making such repair.

12. TENANT'S EQUIPMENT.

     (a) ELECTRICAL EQUIPMENT. Tenant shall not install or operate in the Premises or in the Building any electrically operated equipment or machinery which operates at a capacity of greater than 120 volts/12 amps without first obtaining the written consent of Landlord. Landlord may condition such consent upon (i) Tenant's agreement to pay the cost for additional wiring and facilities occasioned by the operation of such equipment or machinery and (ii) Tenant's securing any necessary permits from governmental authorities and utility companies. Tenant shall not install or operate in the Premises or in the Building any equipment or machinery which may affect the general use of any such system without first obtaining the written consent of Landlord. Landlord may condition such consent upon Tenant's agreement to pay the cost of change, replacements or additions in Building systems necessary for the operation of such equipment or machinery. Tenant shall not operate in the Premises or in the Building any equipment or machinery which causes noises or vibration to such a degree as to be objectionable to Landlord or to any other tenant of the Building.

     (b) EXCESS ELECTRICAL USAGE. Tenant shall pay to Landlord as Additional Rent the cost of any electricity consumed by Tenant in excess of an average of five watts per square foot of approximate rentable area of the Premises. Upon determining Tenant's regular requirement of electricity in excess of an average of five watts per square foot of approximate rentable area of the Premises per month Landlord shall have the right to install a separate meter serving the Premises to measure Tenant's additional electrical consumption. Such meter shall be installed, maintained and read by Landlord. Tenant shall pay to Landlord as Additional Rent the cost and expense of installation, maintenance, and reading of such meter.

     (c) HEAVY EQUIPMENT. Tenant shall not place or install in the Premises any equipment, machinery or fixture which shall place a load upon any floor in excess of the floor load per square foot of area which such floor was designed to carry. Landlord shall have the right to prescribe the weight, method of installation, and position of any heavy equipment, machinery or fixture which Tenant desires to place or install in the Premises. Notwithstanding any prescription by Landlord, Tenant shall be liable to Landlord for any damage done to the Premises or the Building by the placement, installation, presence or removal of such heavy equipment, machinery or fixture to the extent that Landlord is not insured against such damage under an insurance policy containing a waiver of subrogation clause and to the extent that the proceeds of such insurance do not actually compensate Landlord for such damage.

13. SIGNS.

     No sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed on any part of the inside or the outside of the Building without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. If any such sign, advertisement or notice is nevertheless displayed by Tenant without Landlord's consent, Landlord may remove such sign, advertisement or notice, and Tenant shall pay to Landlord as Additional Rent the cost and expense of such removal.

14. INSURANCE.

     (a) INSURANCE TO BE PROCURED BY TENANT. Tenant, at its sole cost and expense, shall obtain and maintain in effect all times during the term of this Lease, including any renewals thereof, and during any period of holding over hereunder, policies of insurance providing for the following coverages:

          (i) A policy covering Tenant's trade fixtures and equipment installed and located within the Premises; any alterations made by Tenant in or to the Premises or the Building, whether or not removable by Tenant upon the expiration or termination of this Lease, and all of the furnishings, merchandise and other contents within the Premises, for the full replacement value of such items.
Coverage shall at least insure against any and all perils included within the classification "Fire and Extended Coverage" under insurance industry practice in the state wherein the Building is located, together with insurance against vandalism, malicious mischief and sprinkler leakage or other sprinkler damage. Any proceeds of such insurance insuring alterations which are not removable by Tenant upon the expiration or termination of this Lease shall be used only to repair or replace the items so insured or to compensate Landlord for their loss.

          (ii) A comprehensive policy of general liability insurance protecting against liability for bodily injury, personal injury, death or property damage occurring in or about any part of the Premises or the Building or arising from any of the acts set forth in Section 15 to the extend such acts are reasonably insurable under a general liability policy, with such policy to be in the minimum amounts providing such coverages as are usual and customary.

     There  shall  be  a  single   occurrence   limit  of  One  Million  Dollars
($1,000,000.00) for all of the above coverages.

     (b) GENERAL PROVISIONS GOVERNING POLICIES. All insurance policies herein to be obtained by tenant (i) shall be issued by good and solvent insurance companies licenses to do business in the state in which the Building is located;
(ii) shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or its mortgagees may carry; and (iii) shall insure and name Landlord and any mortgagee of the Building as additional insureds as their respective interests may appear. Each and every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that, unless Landlord shall first have been given 30 days prior written notice hereof; (i) such insurance policy shall not be canceled and shall continue in full force and effect; and (ii) no material changes may be made in such insurance policy. Upon request by Landlord, Tenant shall give to Landlord a duplicate original or certified copy of each policy, or renewal of a policy, of insurance required herein to be obtained by Tenant, together with evidence of payment of all applicable premiums. Neither the issuance of any policy required hereunder nor the minimum limits specified herein with respect to Tenant's insurance coverage shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. The term "insurance policy" as used herein shall be deemed to include any extension or renewal of such insurance policy. In the event that Tenant shall fail promptly to furnish any insurance coverage hereunder required to be obtained by Tenant, Landlord shall have the right to obtain (but shall not obligated to obtain) the same and to pay the premium for same for a period not to exceed one year in each instance, and Tenant shall pay to Landlord the amount of such premium paid by Landlord.

     (c) WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other from any claim for damage or loss to the Premises, the Building or any person or property caused by or resulting from any risks insured against under any insurance policies carried by Landlord or Tenant and in force at the time of any such damage or loss, to the extent that such damage or loss actually in compensated by insurance proceeds, regardless of the cause of the damage or loss (including the negligence of Landlord or Tenant). All insurance policies required to be obtained and maintained by Tenant under this Lease shall contain an express wavier of any right of subrogation by the insurance company against Landlord. Likewise, all insurance policies obtained by Landlord with respect to the Premises and the Building shall contain an express waiver of any right of subrogation by the insurance company against Tenant.

15. INDEMNITY.

     (a) TENANT'S INDEMNITY. Tenant hereby indemnifies and agrees to save harmless Landlord, its agents and employees, and any mortgagee of the Building against and from any cost, expense, lien, damage, claim or liability (including attorneys fees) arising from or in connection with: (i) the possession, use, occupancy, repair, maintenance or control of the Premises or any portion thereof by Tenant or Tenant's agents, employees, contractors, invitees or licensees;
(ii) the business conducted in the Premises by Tenant; (iii) any act or omission of Tenant or Tenant's agent, employees ,contractors, invitees or licensees; and
(iv) any default, breach, violation or non-performance of this Lease or any provision thereof by Tenant. Tenant, at its sole cost and expense, shall defend any and all actions, suits and proceedings which may be brought against Landlord, its agents or employees, or any mortgagee of the Building, with respect to the foregoing or in which they may be impleaded, and Tenant shall satisfy and discharge any and all judgments, orders and decrees which may be recovered against Landlord, its agents or employees, or any such mortgagee in connection with the foregoing. Tenant shall pay to Landlord the amount of any cost, expense, damage, claim or liability incurred by Landlord against which Tenant has indemnified Landlord thereunder. Notwithstanding any of the foregoing sentences, Tenant shall not be liable of any claims or liabilities arising out of the sole negligence of Landlord.

     (b) LANDLORD'S INDEMNITY. Landlord hereby indemnifies and agrees to save harmless Tenant, its agents and employees, against and from any cost, expense, lien, damage, claim or liability (including attorneys fees) to the extent arising from or in connection with any default, breach, violation or non-performance of this Lease or any provision therefor by Landlord. Landlord at its sole cost and expense, shall defend any and all actions, suits and proceedings which may be brought against Tenant, its agents or employees, with respect to the foregoing or in which they may be impleaded, and Landlord shall satisfy and discharge any and all judgments, orders and decrees which may be recovered against Tenants, its agents or employees, in connection with the foregoing. Landlord shall pay to Tenant the amount of any cost, expenses, damage, claim or liability incurred by Tenant against which Landlord has indemnified Tenant hereunder. Notwithstanding any of the foregoing sentences, Landlord shall not be liable for any claims or liabilities arising out of the sole negligence of Tenant.

16. LIABILITY OF LANDLORD.

     Landlord and its agents, employees and contractors shall not be liable to Tenant, its agents, employees, contractors, invitees or licensees for any damage, claim or liability arising from: (a) the necessity for making repairs to the Premises or the Building and any resultant interruption of the use of the Premises or any part of the Building; (b) accident or damage in connection with the use or operation by any person of elevators or heating, cooling, electrical or plumbing equipment in the Building; (c) fire, robbery, theft, mysterious disappearance or any other casualty; (d) leakage of water, steam, rain, snow or any other substance into or from any part of the Premises or the Building; (e) any failure of any security system; (f) any personal injury resulting from the use, occupancy or condition of the Premises; or (g) termination of this Lease by reason of the destruction of the Premises; provided, however, that nothing herein shall be construed to relieve Landlord and its agents, employees, and contractors from liability for gross negligence or willful misconduct. No such event or events shall be deemed an eviction, actual or constructive, and Tenant shall not be entitled to terminate this Lease or to any reduction or adjustment of rent as a result of any such event or events. Any goods, property or personal effects of Tenant, its agents, employees, contractors, invitees, licensees, customers, family members or guests stored or place in or about the Premises or the Building shall be at the sole risk of the owner of such goods, property or personal effects, and Landlord shall not be responsible for same.

17. DAMAGE BY FIRE OR OTHER CASUALTY.

     (a) DUTY TO RESTORE. If, during the term of this Lease, or any renewals thereof, or any period of holding over hereunder, the Premises or the Building is damaged or rendered totally or partially inaccessible or unusable by fire or other casualty, this Lease shall continue in full force and effect, except as hereinafter provided, and Landlord diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effectuate a satisfactory settlement with any insurer involved with Landlord exercising good faith efforts to attain a settlement as soon as reasonably possible) shall restore and repair the Premises and the Building to substantially the same condition in which they were found prior to such fire or other casualty, exclusive of alterations required to be restored or repaired by Tenant hereunder. If such fire or other casualty was not caused by the carelessness, omission, neglect or improper conduct of Tenant or Tenant's agents, employees, contractors, invitees or licensees, Landlord shall bear the costs and expenses of such restoration and repair. If however such fire or other casualty was caused by the carelessness, omission, neglect or improper conduct of Tenant or Tenant's agents, employees, contractors' invitees or licensees, then Tenant, to the extent such actions contributed to such fire or other casualty, shall bear the cost and expense of such restoration and repair. If this Lease is not terminated, as hereinafter provided, Tenant shall restore and repair, at Tenant's sole cost and expense, any alterations made by Tenant in or to the Premises or the Building which are damaged or destroyed by fire or other casualty during the term of this Lease or during any period of holding over hereunder to substantially the same condition in which they were found prior to such fire or other casualty or Tenant shall request alterations thereto which are subject to Landlord's reasonable consent. Tenant shall be bound by the provisions of Article 9 of this Lease in making any restoration or repair required or permitted by this paragraph.

     (b) RIGHT TO TERMINATE. Landlord shall have the right, at its sole option, to terminate this Lease by giving notice of such termination to Tenant within ninety (90) days from the date of such damage if (a) settlement of insurance claims and Landlord's restoration and repair of the Premises damaged by fire or other casualty cannot be fully completed within 90 days from the date of such damage of (b) the Building shall be so damaged by fire or other casualty that substantial reconstruction of the Building is required (whether or not the Premises have been damaged or rendered untenantable or inaccessible). This Lease shall terminate immediately upon the giving of such notice.

     Tenant shall have the right, at its sole option, to terminate this Lease by giving notice of such termination to Landlord within 90 days of the date of such damage if (a) Landlord's restoration and repair of the Premises damaged by fire or other casualty cannot be completed within 90 days from the date of such damage, if an and only if such damage id not arise out of any willful, careless, negligent, or improper act of Tenant or Tenant's agents, employees, contractors, invitees or licenses. For the purposes of this Lease, "substantial reconstruction" shall mean reconstruction which is reasonably estimated to cost in excess of 25 percent of the replacement value of the Building.

     (c) RENT ABATEMENT. If this Lease is not terminated in the event of such fire or the casualty, and provided that such fire or other casualty was not caused by or did not result from carelessness, omission, neglect or improper conduct of Tenant or Tenant's agents, employees, contractors, invitees or licensees, until the restoration and repair of the Premises (exclusive of alterations for which Tenant is responsible hereunder or which Tenant elects to perform) is completed, Tenant shall pay any rent whether characterized as Monthly Payments or Additional Rent only for that part of the Premises that Tenant is able to use while restoration and repair is made, based upon the ratio that the amount of area usable by Tenant compared to the usable square feet of the Premises determined pursuant to Section 1(a) above. So long as this Lease shall remain in effect, Tenant shall be entitled to a reduction of rent hereunder only to the extent that such fire or other casualty was not caused by or was not resulting from carelessness, omission, neglect or improper conduct of Tenant or Tenant's agents, employees, contractors, invitees or licensees.

18. CONDEMNATION

     If all or a substantial part of the Premises is taken or condemned for all public or quasi-public use or purpose by any competent authority, this Lease shall terminate as the date of such taking or condemnation, and the rent required otherwise to be paid by Tenant hereunder shall be abated as of the date of such taking. If less than a substantial part of the Premises is so taken or condemned, the rent required to be paid by Tenant hereunder shall be equitably adjusted based upon the ratio that the amount of rentable square feet shall be equitable adjusted based upon the ratio that the amount of rentable square feet remaining available for Tenant's use and occupancy after such taking or condemnation bears to the rentable square feet of the Premises determined pursuant to Section 1(a) above, and this Lease otherwise shall continue in full force and effect. In either event, Tenant shall have no claim against Landlord for the value of the unexpired portion of the term of this Lease. Tenant shall have no claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such taking or condemnation, and all rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. Tenant, however, shall be entitled to claim, prove and receive in the condemnation proceedings such awards as may be allowed for alterations made by Tenant in or to the Premises of the Building which are removable by Tenant upon the expiration or termination of this Lease, or for any other type of special damages allowable by law to Tenant, but only if any and all such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the Building and the land on which it stands, or part thereof, so taken. For the purposes of this article, a substantial part of the Premises shall be deemed to have been taken if more than 50 percent of the approximate rentable square feet of the Premises determined pursuant to Section 1(a) above is unusable by Tenant as a direct result of such taking. For the purposes of this Section, any purchase by a competent authority, or its designee, of all or part of the Premises, in lieu of taking or condemnation thereof under powers of eminent domain, shall be deemed to be an actual taking or condemnation thereof.

19. SURRENDER OF PREMISES

     Upon the expiration of termination of this Lease, Tenant shall quit and surrender the Premises broom clean and in good condition, ordinary wear and tear and damage by fire or other casualty excepted. Landlord shall have the right to retain, at no cost to Landlord, any Tenant alterations or improvements to the Premises constituting Landlord's Work. Tenant shall remove from the Building all personal property (other than any property constituting Landlord's Work) belonging to Tenant or Tenant's agents, employees, contractors, invitees or licensees, and if Tenant fails to remove any such property from the Building, such property shall be deemed to have been abandoned, and Landlord, at its sole option, may retain possession thereof or may cause the same to be removed at Tenant's sole cost and expense. Tenant agrees to reimburse Landlord for the cost of such removal together with any and all damages which Landlord may sustain thereby. Tenant's obligation to perform the covenants contained in this Section shall survive the expiration or termination of this Lease.

20. ASSIGNMENT, SUBLETTING

     (a) Tenant (and its permitted assignees and subtenants) shall not assign, mortgage or encumber this Lease, or sublease the Premises, or permit the same or any part thereof to be used by others, without the prior written consent of Landlord in each instance, nor shall any assignment or transfer of this Lease or the right to occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord. Any attempted or purported assignment, mortgage or encumbering of this Lease or of Tenant's interest hereunder and any attempted or purported subletting or grant of a right to use or occupy all or any portion of the Premises without the prior written consent of Landlord shall be null and void and shall not confer any rights upon any purported assignee, mortgagee, transferee, sublessee or occupant. Tenant shall give notice to Landlord of any proposed sublease or assignment not less than fifteen (15) days prior to the effective date of such proposed sublease or assignment, and such notice shall include a copy of the proposed sublease or assignment. Landlord shall approve or disapprove of such request no later than ten (10) days after receipt of such request. Landlord's consent shall not be unreasonably withheld or delayed.

     (b) Landlord shall approve of a proposed sublease in accordance with the terms of Paragraph 20(a) hereof if (i) such sublease is expressly subject and subordinate to this Lease; (ii) such sublease provides that the subtenant must abide by all of the terms and conditions of this Lease; (iii) such sublease provides that any expiration or termination of this Lease shall extinguish the sublease as well; (iv) the rent payable to Tenant under such sublease for any subleased space be no less than the pro rata rent payable by Tenant hereunder for such space; (v) if the net rent (i.e., rental and other consideration less all fees, costs and related expenses incurred by tenant in completing said sublease and delivering the sublease premises to the new subtenant) payable to Tenant under such sublease space exceeds the rent payable by Tenant hereunder for such space, the sublease must provide that Tenant shall pay to Landlord as Additional Rent One-half of the amount of any such net excess (and/or other net consideration in addition to rent) paid by Tenant on the first day of each month following receipt by Tenant of any such payment; (vi) the proposed subtenant has a credit rating satisfactory to Landlord, in Landlord's reasonable Judgment; and
(vii) the proposed subtenant is engaged in a business or activity which would not tend to lower the first-class character of the Building.

     (c) In the event that a proposed sublease is not approved by Landlord in accordance with the criteria set forth herein, then in that event Landlord shall have the right to elect, within ten (10) additional days thereafter, (a) to terminate this Lease with respect to that portion of the Premises (including the whole thereof) for which a sublease is proposed, (b) to sublet from Tenant that portion of the Premises for which a sublease is proposed at the rent then being paid by Tenant for such portion by a proportionate reduction or rent payable by Tenant as hereinafter set forth, or (c) to consent or refuse consent to such proposed sublease. If Landlord shall elect to terminate this Lease with respect to any portion of the Premises for which Tenant has proposed a sublease or to sublet such potion of the Premises , Tenant shall surrender to Landlord for the term of the sublease such portion of the Premises on the commencement date of the proposed sublease, and thereafter the Base Annual Rent, Additional Rent and all other related financial matters shall be appropriately adjusted based upon the ratio that the rentable area of the Premises remaining after such surrenders bears to the rentable area of the Premises first herein recited. This Lease otherwise shall continue in full force and effect.

     (d) If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by any person, firm or corporation other than Tenant, and Landlord, if permitted, fails to elect to terminate this Lease with respect to the applicable portion of the Premises so transferred, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the account of rent payable by Tenant under this Lease and any excess shall be promptly paid to Tenant, but no such assignment, subletting, occupancy or collection shall be deemed a waiver or release of Tenant's covenants or obligations under this Lease.

     (e) Notwithstanding any other section in this Article 20, Tenant shall have the right to sublet space to XEN, Inc. without Landlord's approval and without sharing any of its "profits" if there are any, with Landlord.

21. DEFAULT OF TENANT

     (a) DEFAULT DEFINED. A default under this Lease shall be defined as the occurrence of any one or more of the following events (a "Default").

          (i) Tenant's failure to pay any installment of the Monthly Payment or Additional Rent on or before the date on which such installment is due and payable under this Lease, although no legal or formal demand has been made therefor;

          (ii) Tenant's violation of, or failure to perform, any other term, condition, covenant or agreement under this Lease;

          (iii) The appointment of a receiver or custodian for any or all of the property or assets of Tenant, the institution of a foreclosure action upon any real or personal property of Tenant or the filing of an involuntary petition against Tenant as the subject debtor under the bankruptcy provisions of the United States Code (the "Bankruptcy Code") or under this insolvency laws of any State, District, Commonwealth or Territory of the United States ("Insolvency Laws") which either is not dismissed within 30 days of filing or results in the issuance of an order for relief against the debtor within 30 days of filing;

          (iv) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Law by Tenant; or

          (v) The making or consenting to an assignment for the benefit of creditors or a common law composition of creditors by Tenant.

     (b) LANDLORD'S REMEDIES. Should a Default occur under this Lease, Landlord may pursue any or all of the following remedies:

          (i) TERMINATION OF LEASE. Landlord may terminate this Lease by giving notice of such termination to Tenant, (1) if Tenant is in default due to failure to pay Monthly Payment(s) or Additional Rent when due, or (2) if Tenant fails to cure any nonmonetary default within ten days after such notice (which ten day period shall be extended for such additional period of time as reasonably may be necessary to cure such default if by its nature such default cannot be cured within such ten day period, so long as, however, Tenant shall commence to cure such default within such ten day period and shall proceed diligently to cure same); PROVIDED, HOWEVER, that this subparagraph may not be invoked while a case under the Bankruptcy Code is pending in which Tenant is the subject debtor, unless Tenant or its Trustee in Bankruptcy is unable to comply with the provisions of subparagraph 21 (b)(vi), 21 (b)(vii), and 21 (b)(viii) below. Upon the giving of notice, this Lease shall terminate and Tenant shall be obligated to quit and surrender the Premises. Any other notice to quit or notice of Landlord's intention to re-enter is hereby expressly waived by Tenant. If Landlord elects to terminate this Lease, all covenants and agreements herein made by Landlord shall cease without prejudice to the right of Landlord to recover from Tenant all rent accrued to the time of termination or recovery of possession of the Premises by Landlord, whichever is later, and any other monetary damages or loss sustained by Landlord, including, but not limited to, loss of rent, costs of advertising, commissions, physical alterations, and rent concessions of any kind.

          (ii) SUIT FOR POSSESSION. Upon termination of this Lease pursuant to subparagraph 21(b)(i), Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the state in which the Building is located, or by such other proceedings, including re-entry and possession, as are permitted by law.

          (iii) RELETTING OF PREMISES. Should this Lease be terminated before the expiration of the term of this Lease, including any renewals thereof, by reason of Default of Tenant, the Premises may be relet by Landlord or such rent and upon such terms as are reasonable under the circumstances. If the full amount of rent payable by Tenant under this Lease and costs, expenses or damages sustained by Landlord as a result of Default of Tenant, including, without limitation, additional administrative costs, reasonable attorneys fees, brokerage fees and expenses of placing the Premises in first-class rentable condition, shall not be realized by landlord through such reletting, Tenant shall be liable for any deficiency in such amount. In preparing the Premises for such reletting, Landlord, at its sole option, may make such alternations and repairs in and to the Premises as Landlord considers advisable and necessary for the purpose of reletting same, and the making of such alterations and/or repairs shall not operate or be construed to release Tenant from liability hereunder. Landlord shall not be liable to Tenant for failure to relet the Premises or, in the event the Premises are relet, for failure to collect rent under such reletting. Tenant shall not be entitled to receive any excess o rent collected by Landlord under such reletting over the full amount of rent payable by Tenant under this Lease and costs, expenses or damages sustained by Landlord as a result of Default of Tenant.

          (iv) ADDITIONAL SECURITY. If, for three months of any period of four consecutive months, Tenant shall fail to pay any monthly installment of rent on or before the tenth day of the month in which such payment is due under this Lease, Landlord may declare the total amount of monthly installments of rent payable under this Lease for either the six months immediately following or the last six months of the Lease Term to be due and payable within ten days after Landlord gives notice to Tenant of such action. For the purpose of this subparagraph, the term "monthly installment of rent" shall mean the total of monthly installments of Base Annual Rent and Additional Rent payable for a month under this Lease. Landlord shall hold any amount received under this subparagraph in escrow, to be applied to satisfaction of Tenant's rent account for such six-month period (whether such period be for the six months immediately following or the last six months of the Lease Term) as each installment of rent otherwise shall become due and payable. This subparagraph may not be invoked while a case under the Bankruptcy Code is pending in which Tenant is the subject debtor.

          (v) MONETARY DAMAGES. Any damage or loss of rent sustained by Landlord as a result of Default of Tenant may be recovered by Landlord, at Landlord's option, at the time of reletting all or a portion of the Premises or in separate action, or from time to time, as said damage or loss shall have been made more easily ascertainable by partial, initial or successive relettings, or in a single proceedings deferred until the expiration of the term of this Lease, or any renewals thereof, (in which event Tenant hereby agrees that the cause of action shall be deemed to accrue upon the expiration or termination of this Lease), or in a single proceedings prior to either the time of reletting or the expiration of the term of this Lease, or any renewals thereof, in any of which events Tenant agrees to pay to Landlord, as agreed liquidated damages, the present value, at ten percent per annum, of rent which would have been payable from the end of the period for which Tenant has paid rent to the Lease Expiration Date. Upon payment of such agreed liquidated damages, Tenant shall be under no further liability with respect to such period. In the event Tenant shall become the subject debtor in a case under the Bankruptcy Code, the provisions of this subparagraph may be limited by the limitation of damage provisions of the Bankruptcy Code.

          (vi) ASSUMPTION OR ASSIGNMENT BY TRUSTEE. In the event Tenant shall become the subject debtor in a case under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to subparagraph 21 (b)(i) shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. The
Trustee shall not have the right to assume or assign this Lease unless the trustee (a) promptly cures all Defaults of Tenant; (b) promptly compensates Landlord for monetary damages incurred as a result of such Defaults; and (c) provides adequate assurance of future performance.

          (vii) ADEQUATE ASSURANCE OF FUTURE PERFORMANCE. Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in subparagraph 21 (b)(vi) above, shall mean that all of the following minimum criteria must be met: (a) the Trustee or Tenant must pay to Landlord, at the time the next monthly installment of rent is due under this Lease, in addition to such monthly installment of rent, an amount equal to the total amount of monthly installments of rent payable under this Lease for the three months immediately following, and Landlord shall hold said amount in escrow until either the Trustee or Tenant defaults in its payments of rent under this Lease (whereupon Landlord shall have the right to apply funds held in escrow to any deficiency in Tenant's rent account) or until the expiration of this Lease (whereupon such funds shall be returned to the Trustee or Tenant); (b) the Tenant or Trustee must agree to pay to Landlord, at any time the Landlord is authorized to and does apply the funds as escrowed, the amount necessary to restore such escrow account to the original level required by this subparagraph;
(c) the Trustee must agree that Tenant's business shall be conducted in a first-class manner and that no liquidating sale auctions, or other non-first-class business operation shall be conducted in the Premises; (d) the trustee or Tenant must agree that the use of the Premises as stated in this Lease will remain unchanged; and (e) the Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Building. For the purpose of this subparagraph, the term "monthly installment of rent" shall mean the total of monthly installments of Base Annual Rent and Additional Rent for a month under this Lease.

          (viii) FAILURE TO PROVIDE ADEQUATE ASSURANCE. In the event Tenant's Trustee is unable (a) to cure Tenant's Defaults, (b) to compensate Landlord for Landlord's monetary damages, (c) to pay the rent due under this Lease without Default and (d) to meet the criteria and obligations imposed by 21 (b)(vii) above, then Tenant agrees in advance that its Trustee has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with subparagraph 21 (b)(i).

     (c) LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT. If Tenant shall fail to make any payment or to do any act required by this Lease, Landlord may (but shall not be required to) make such payments or do such act for and on behalf of Tenant. Tenant agrees to pay to Landlord the amount of any such payment and the cost of expense of any such act (including without limitation attorney fees) paid or carried out by Landlord on Tenant's behalf and interest thereon, computed from the date of Landlord's payment of such item to the date of payment to such item by Tenant, at a rate which shall be the lesser of (i) two percentage points in excess of the "prime rate" charged by Crestar Bank on the date such item becomes due and fluctuating thereafter as the "prime rate" charged by said Bank may change from time to time or (ii) the maximum rate of interest then allowed by law.

     (d) WAIVER. If Landlord shall institute a proceeding against Tenant in enforcement of the provisions of this Section and a compromise or settlement of such proceeding shall be made, the election so to compromise or settle shall not constitute a waiver of any condition, covenant or agreement set forth by this Lease or of any other rights of Landlord hereunder. Waiver by Landlord of its remedy for any breach of any condition, covenant or agreement set forth by this Lease shall not operate as a waiver of such condition, covenant or agreement or of Landlord's right to remedy for any subsequent breach thereof. The receipt by Landlord of rent with knowledge of the breach of any condition, covenant or agreement of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. Payment by Tenant or receipt by Landlord of a lesser amount than the amount or rent then due and payable shall be deemed to be on account of the earlier installment of rent due at the time of such payment. Landlord's acceptance of any payment in a lesser amount than the amount of rent then due and payable shall not be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance due and to pursue any other remedy provided in this Lease. No act or thing done by landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee or agent of Landlord shall have any power to accept the keys of the Premises prior to the expiration or termination of this Lease, and the delivery of keys to any such employee or agent shall not operate as a termination of the Lease or a surrender of the Premises.

     (e) EFFECT OF DEFAULT ON TENANT'S RIGHTS. For so long as a Tenant's Default exists and remains uncured by Tenant, Tenant hereby forfeits its right to exercise any provision hereof or any amendment made hereto.

     (f) ADDITIONAL REMEDIES. The rights and remedies of Landlord specified by this Lease shall be in addition to any other fright and remedy now and hereafter provided by law. All such rights and remedies shall be cumulative and not exclusive of each other, and Landlord may exercise such rights and remedies at such times, in such order, to such extent and as often as Landlord deems advisable, without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

22. FORCE MAJEURE

     Except as expressly provided otherwise in this Lease, in the event that Landlord or Tenant is in any way delayed interrupted or prevented from performing any of its non-monetary obligations under this Lease and such delay, interruption or prevention is due to fire, act of God, strike, civil commotion or insurrection, war, failure of public utilities, governmental act (not arising from a party's acts or omissions) or other cause (similar or dissimilar) outside the reasonable control of such party, then the time for performance of any affected obligations by such party shall be extended for a period equivalent to the period of such unavoidable delay, interruption or prevention.

23. HOLDING OVER

     If Tenant, with the knowledge and consent of Landlord, continues to remain in the Premises after the expiration of the Term, including any extension thereof, Tenant thereupon shall become a month-to-month tenant at the Monthly Payment in effect at the expiration of the Term and Additional Rent in effect during the last year of the Term. During such month-to-month tenancy, Tenant shall give to Landlord at least thirty (30) days prior notice of its intent to quit the Premises, and, if Tenant is not then in default under this Lease, Tenant shall be entitled to at least thirty (30) days prior notice to quit the Premises. Tenant shall not be entitled to any notice to quit the Premises if it shall be then in default under this Lease, the usual 30 days notice to quit being hereby expressly waived. As a month-to-month tenant, Tenant shall be subject to all other terms, conditions, covenants and agreements of this Lease.

24. COVENANT OF QUIET ENJOYMENT

     Landlord covenants that it has the right to make this Lease for the term aforesaid and that, if Tenant shall pay the rent and perform all of the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant, during the term hereby created, shall freely occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord.

25. SUBORDINATION

     This Lease is subject and subordinate to all ground or underlying leases and to all mortgages and deeds of trust (including those which secure either construction or permanent financing) which may now or hereafter affect the Building and to all renewals, modifications, consolidations, replacement and extensions thereof. This clause shall be self-operative and no further instrument of subordinations shall be necessary. Nevertheless, in confirmation of such subordination, Tenant, at Landlord's request, promptly shall execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of this Lease to any such lease, mortgage or deed of trust provided that Tenant obtains a non-disturbance agreement. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument for and on behalf of Tenant. Any mortgagee or trustee shall recognize this Lease and in the event of any foreclosure sale under said mortgage or deed of trust this Lease shall continue in full force and effect. Tenant hereby waives the provisions of any statute or rule of law now or hereafter in effect which purports to give Tenant the right to terminate or otherwise affect this Lease and the obligations hereunder in the event any proceeding for the foreclosure of any mortgage or deed of trust encumbering the Building is instituted or completed.

26. NO REPRESENTATION

     Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to any matter or thing affecting or related to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly provided. Tenant acknowledges that the taking of possession of the Premises shall be conclusive evidence that the said Premises and the Building were in good and satisfactory condition at the time such possession was so taken, except as to latent defects, if any.

27. ESTOPPEL CERTIFICATE

     Within five days after Landlord shall request same by giving notice to Tenant, at any time and from time to time, Tenant shall execute, acknowledge and deliver to Landlord, without charge, a statement in writing which shall contain substantially the following provisions: (a) that this Lease is unmodified and in full force and effect (or) if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); (b) that Tenant accepts the Premises and the improvements therein; (c) a statement of the dates to which rent and any other charges hereunder have been paid by Tenant;
(d) a statement as to whether or not, to the best of Tenant's knowledge, Landlord is in default in the performance of any condition, covenant or agreement set forth by this Lease and, if so, each such default of which Tenant has knowledge; (e) a statement that Tenant will not attempt to terminate this Lease by reason of Landlord's default or omission without giving notice of such default or omission to Landlord and any mortgage or deed of trust of the Building of which Tenant has knowledge; and (f) a statement of the address to/at which notice to Tenant should be delivered, sent or left. Any such statement may be relied upon by any owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or any prospective assignee of any mortgagee.

28.  RESERVATION OF RIGHTS

     Landlord hereby reserves to itself and its successors and assigns the right
(a) to change the name of the Building; (b) to change the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, bathrooms or other public areas of the Building; (c) to erect, maintain, and use pipes and conduits in and through the Premises; and (d) to grant to anyone the right (even to the exclusion of others) to conduct any particular business or undertaking in the Building so long as Landlord's rights do not adversely effect Tenant's ability to conduct it's business. Tenant hereby consents to the reservation of all such rights and agrees that Landlord may exercise any or all such rights without the same constituting an eviction, actual or constructive.

29.  GOVERNING LAW

     This Lease shall be construed and enforced in accordance with the laws of the state in which the Building is located. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy permit for the Premises other than that in effect at the commencement of this Lease, Tenant will obtain such permit at Tenant's sole cost and expense.

30. NOTICES

     Unless notice of a change of address is given pursuant to the provisions of this Section, all notices or other communications hereunder shall be in writing and shall be deemed duly given if delivery in person or upon receipt by certified or registered mail, return receipt requested first-class, postage prepaid, addressed to Landlord or Tenant, as the case may be, as follows:

If to Landlord, to:             William B. Fetsch
                                President
                                Fetsch Commercial Realty, Inc.
                                5285 Shawnee Road, Suite 401
                                Alexandria, Virginia  22312

with a copy to:                 Robert E. Falb, Partner
                                Robins, Kaplan, Miller & Ciresi
                                1801 K St., NW, Ste. 1200
                                Washington, DC  20006

If to Tenant, to                (As specified on page one of this Lease)

31. LIMITATION OF LIABILITY

            Tenant agrees that the liability of Landlord to Tenant under this Lease is limited solely to the assets of the limited partnership which owns the Building and the leasehold interest in the land on which it stands and that the partners thereof shall have no personal liability under this Lease. Tenant covenants and agrees to look solely to the assets of the limited partnership for the satisfaction of any liability of Landlord to Tenant under this Lease, and Tenant agrees not to bring any action asserting personal liability of the partners of said limited partnership.

32. MISCELLANEOUS

     (a) HAZARDOUS/INFECTIOUS WASTE.

          (i) Tenant shall not cause or allow the generation, treatment, storage or disposal of hazardous/infectious substances (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Superfund Amendments and Reauthorization Act of 1986 (SARA), any subsequent amendments thereto, and/or any similar state legislation in effect in the state where the Premises are located) at the Premises except in accordance with the local, state and federal statues and regulations. Tenant shall immediately notify Landlord of any hazardous/infectious substances to be used, generated or discharged form the Premises. If any such substances hall be present on the Premises, Tenant shall submit to Landlord detailed plans for the handling, storage and disposal of such substances; shall comply with any reasonable regulations of Landlord for handling of such substances including use of specifically provided waste management systems; and shall comply with all requirements of the Resource Conversation and Recovery Act and any applicable state law for disposal of such substances. Failure to comply with any of the above requirements shall be considered a default under this Lease and cause for immediate termination.

          (ii) Tenant shall indemnify Landlord and hold it harmless from and against any and all other liability, judgments, fines, settlements, costs or expenses (including counsel fees) sustained by landlord to the extent resulting from any act of Tenant which brings about an action brought pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Superfund Amendments and Reauthorization Act of 1986 (SARA), any subsequent amendments thereto, and/or any similar state legislation. This provision and Tenant's obligations hereunder shall survive any termination of the Lease agreement.

          (iii) Landlord shall indemnify Tenant and hold it harmless from and against any and all other liability, judgments, fines, settlements, costs or expenses (including counsel fees) sustained by Tenant to the extent resulting from any act of Landlord or any condition currently existing which brings about an action brought pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Superfund Amendments and Reauthorization Act of 1986 (SARA), any subsequent amendments thereto, and/or any similar state legislation to the extent not caused by Tenant. This provision and Landlord's obligations hereunder shall survive any termination of the Lease agreement.

     (b) FEES. Landlord recognizes the broker(s) specified on page one of this Lease as the sole broker(s) procuring this Lease and shall pay broker(s) a commission therefore pursuant to a separate agreement between said broker(s) and Landlord. Landlord and Tenant each represent and warrant one to another that except as set forth herein, neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or class for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors. Tenant and Landlord agree that in the event Tenant's broker, Fetsch Commercial Realty, Inc., remains unpaid as to the requisite commission due from Landlord on or after September 15, 1994 and Tenant's broker notifies both Landlord and Tenant of the aforesaid occurrence. Tenant shall then be at liberty to pay Tenant's broker directly and credit its payment against Rent next coming due until such time as Tenant has been reimbursed dollar for dollar for such payment to Tenant's broker. The amount of such payment shall not exceed Thirty-three thousand six hundred fifty-one and 20/100 dollars ($33,651.20).

     (c) NO PARTNERSHIP. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship than that of Landlord and Tenant.

     (d) SUCCESSORS AND ASSIGNS. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributes, executors, administrators, successors and except as otherwise provided by this Lease, their assigns. Landlord may freely and fully assign its interest under this Lease. In the event of the sale, transfer or conveyance of Landlord's interest in the Building, subject to the leasehold estate provided for herein, then upon the written assumption of all of Landlord's obligations hereunder by the transferee and the delivery of a signed copy of such assumption document to Tenant, Landlord shall be entirely freed and relieved of all covenants and obligations hereunder which thereafter accrue.

     (e) INVALIDITY OF PARTICULAR PROVISIONS. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

     (f) ENTIRE AGREEMENT. All understanding and agreements heretofore made between Landlord and Tenant are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant, and any agreement hereafter made shall be ineffective to change, modify, discharge or effect a termination of this Lease in whole or in part, unless such agreement is in writing and signed by both parties.

     (g) CAPTIONS. Captions are inserted in this Lease only as a matter of convenience and for reference; they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

     (h) PARTS OF SPEECH. Feminine or masculine pronouns shall be substituted for those of the neuter form, and the plural shall be substituted for the singular number wherever the context reasonably may require such substitution.

     (i) TENANT RESOLUTION. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the state where the building is located, that the corporation has full right and authority to enter into this Lease and that each and both of the person signing on behalf of the corporation were authorized to do so.

     (j) SALE. In the event that original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding on the new owner, including, but not limited to, the right of Tenant to remain on the Premises so long as Tenant is not then in default under any provision of this Lease. Tenant agrees to attorn to such new owner.

     (k) ATTORNEYS FEES. In the event it is necessary for Tenant or Landlord to institute any proceeding in enforcement of its rights under this Lease, the non-prevailing party shall pay to the prevailing party the amount of costs and reasonable attorneys fees incurred by the prevailing party in connection with such proceeding.

     (l) WAIVER OF JURY. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises.

     (m) BENEFIT AND BURDEN. The provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and each of their respect representatives, successors and assigns. Landlord may freely and fully assign its interest hereunder.

     (n) MORTGAGEE'S AMENDMENTS. This Lease is amendable by any mortgagee of Landlord providing construction financing and/or initial permanent financing for the Building provided such amendment in Tenant's reasonable judgment does not materially affect Tenant's right or obligations hereunder.

     (o) TENANT'S FINANCIAL DATA. If Tenant is in monetary default of the Lease, Tenant shall have audited annual financial statements prepared and certified by an independent certified public accounting firm or by an officer of the corporation and upon Landlord's written request therefore Tenant shall supply a copy to Landlord. Tenant warrants that all financial data regarding Tenant or entities or individuals related to Tenant which Tenant has provided or shall provide Landlord either prior to or subsequent to Tenant's execution of this Lease is or shall be (as the case may be) accurate in all material respects.

33. OPTION TO RECORD SHORT FORM LEASE

     Either Tenant and Landlord shall have the option to record at the electing party's sole cost and expense a short form of this Lease approved by the other party, such approval not to be unreasonably withheld or delayed.

34. TERMINATION OF FORMER LEASE

     As of the Commencement Date, the Lease dated April 10, 1990 between Landlord and Tenant shall terminate without penalty to Tenant.

35. CONTINGENT LEASE

     This Lease shall be contingent on the executed Termination Agreement by and between Allied Signal and Landlord which Agreement terminates the Bendix Field Engineering Lease for the Premises known as Suite 600 and Suite 611 of the Building as of the Execution Date of this Lease. The Lease is further contingent on the execution of a sublease between Tenant and XEN, Inc. for approximately 4,106 rentable square feet of the Premises.

36. SIGNAGE

     Tenant shall have the right to erect signage on the top spandrel of the Building which signage shall be mutually agreeable to both Landlord and Tenant. Landlord shall contribute up to ten thousand and no/100 dollars ($10,000.00) for the design, purchase and erecting of exterior signage selected by Tenant (including but not limited to any additional electrical wiring, metering and any adaptation of the building required to accommodate the sign). All costs of maintenance and operation of the sign(s) shall be assumed by Tenant. Signs shall occupy no more than two (2) sides of the Building and shall comprise the maximum size allowable under Fairfax County Zoning Regulations with regards to signage and shall be removed by Tenant at the end of the Term or any extension of the Term. The specifications which shall be defined after execution of this Lease shall be incorporated as an addendum to the Lease.

Landlord shall reimburse Tenant within fifteen (15) days of receipt of Tenant's approved invoices from sign or other contractors or if Landlord has not reimbursed Tenant within the period specified Tenant shall have the right to deduct from the next month's rent, due and payable to Landlord, the cost as shown and approved on those invoices and shall directly pay its' contractor with the deducted funds.

37. PARKING

     Landlord hereby grants to Tenant fifty-four (54) parking permits to Tenant for use in common with other tenants and the public of the on-site parking areas currently surrounding the ground level of the Building. Six (6) of the spaces shall be under the deck of the Building and shall be marked "STI", or another business designation mutually acceptable to Tenant and Landlord.

38. OPTION TO EXTEND

     Provided Tenant is not in default under the Lease, Tenant shall have the unilateral option, upon at least one hundred twenty( 120) days prior written notice to Landlord of its intent to exercise such option, to extend this Lease for two (2) additional one (1) year periods. The rental rate for each option period shall be the prevailing rental rate in the building as quoted by the Landlord within thirty (30) days of receipt of Tenant's letter exercising the option. The rental rate is stipulated by Landlord shall be similar to that stated for comparable space, outfitted with similar improvements in its building and in similar buildings in the immediate market area. In no event shall Landlord be obligated to commit to a rental rate for this option period prior to one hundred twenty (120) days before Tenant's Lease term has expired.

39. REDUCTION TO SIZE OF PREMISES

     At the end of the thirty-sixth (36th) month of the Lease, Tenant shall have the right to "give back" to the Landlord up to 4,106 rentable square feet of space which Tenant shall sublet under a separate document approved by Landlord. Tenant shall pay no penalty for this early termination of 4,106 square feet but shall notify the Landlord ninety (90) days prior to the Termination Date (August 31st, 1997). The space which Tenant may give back to the Landlord is shown on Exhibit "E" but may be of another configuration which is reasonably considered to be "Leaseable space" and it mutually agreeable to both parties.

     IN WITNESS WHEREOF, the undersigned hereby ratify, accept and agree to and acknowledge this Lease as of this 15th day of August, 1994.

WITNESS:                           LANDLORD: Alexandria South Associates, L.P.,
                                              Alexandria South, L.C.,
                                              General Par

/s/Heather Cashmer                 By:/s/W.B. Fetsch
------------------------------        ------------------------------------------
   Witness                               William B. Fetsch, Manager


                                   Date:  8/15/94


WITNESS:                           TENANT:     Software Technology, Inc.


/s/Jane Clary                       By:/s/Don F. Riordan
------------------------------        ------------------------------------------
   Witness                                Don F. Riordan

                                   Title:  TREASURER

                                   Date: 8/15/94

                                    Exhibit A
                        5904 Richmond Highway - 6th Floor
                              [Building Floor Plan]

                                   Exhibit B
                       5904 Richmond Highway - 6th Floor
                             [Building Floor Plan]

                                    Exhibit C
                       JANITORIAL SERVICES SPECIFICATIONS

GENERAL:

a. Clean all areas of the building interior including entrance lobby, corridors, loading docks, stairwells, lavatories and elevators. Cleaning will be accomplished between the hours of 5 p.m. - 10 p.m., Monday through Friday. No services are required on legal holidays. These holidays include:
     New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Veteran's Day, Thanksgiving Day and Christmas Day.

b. The Contractor will maintain insurance during the term of this contract that shall include Property Damage and Public Liability in the amount of $1,000,000.00 (including umbrella). Workmen's Compensation and a fidelity bond of $10,000.00 on each employee. A certificate of insurance will be provided to the Management for the above-stated coverage.

c. Employee assigned to the building shall be carefully interviewed, screened and bonded. They shall be neat and clean in appearance and properly identified.

d.   Employees shall abide by all building regulations and safety rules.

e. Employees shall not eat, drink or smoke on duty. They shall not disturb papers on desks, open drawers or cabinets, use telephone, televisions or radios.

f. Competent supervisory personnel shall be employed and they will, at a minimum, have completed a supervisory training course.

g. The supervisor will report to the Customer of his agent any maintenance conditions such as leaky faucets, stopped toilets and drains, broken fixtures, etc. The supervisor will also report any unusual happenings in the building noticed or called to his/her attention by Contractor's employees.

h. Necessary, appropriate, tested and approved machinery and cleaning supplied for the satisfactory performance of services will be provided by the Service.

i. Customer shall sign sufficient space in the premises for storage of cleaning materials and machinery. Utilities will be provided without charge.

j. A log book will be maintained in the building in which a record shall be made of any events requiring Customer's or Contractor's attention.

k.   All office cleaning, if possible, will be performed behind locked doors.

l. The Customer may require the dismissal of any of Contractor's employees who is objectionable.

m. Upon completion of work, the Contractor will leave all slop sinks and equipment storage areas in a neat and orderly condition; all unnecessary lights out and all doors locked. The security sheet is to be completed by the supervisor on a nightly basis.

n. Regular periodic inspection of the building shall be performed by a representative of Contractor's management staff with the Customer's representative. This is in addition to the regular nightly inspection to be performed by the supervisor.

o. The Contractor will operate within the terms of the Federal Wage and Hour Act as amended, and all applicable Federal and local laws, rules, regulations, Executive Order 11236 (Equal Opportunity), and the Occupational Safety and Health Act of 1970.

ENTRANCE LOBBY - DAILY

Entrance lobby will be thoroughly cleaned. Lobby glass and metal will be cleaned and dusted, directory glass will be damp cleaned and wiped. Lobby walls will be dusted and kept free from fingermarks and smudges. Floor and entrances are to be dust mopped and damp mopped daily, and the surface is to be non-slippery. In addition, the floor and entrances are to be buffed and refinished as necessary to maintain a clean and glossy appearance.

OFFICES AND CORRIDORS - DAILY

a. DUSTING - All furniture, including desks, chairs, tables, file cabinets, window sills and shelving will be dusted with a treated cloth or static duster. This shall include all horizontal surfaces up to 7 feet high and enough vertical surfaces daily to complete all vertical surfaces within each week. Desks and tables not cleared of paper and work materials will only be dusted where desk is exposed.

b. DUST MOPPING - After furniture dusting is completed, all non-carpeted floor areas will be dust mopped with a treated dust mop with special attention being given to areas under desks and furniture to prevent accumulation of dust and dirt.

c. VACUUMING. All rugs and carpets in office areas, as well as public spaces, are to be vacuumed daily in all traffic areas. Hard to reach places, under desks and chairs shall be vacuumed weekly. However, in no instance shall dirt/crumbs, etc. remain visible within a 24 hour period.

d. WASTECANS/ASHTRAYS - Wastecans and ashtrays will be emptied and wiped clean. Wastecans shall be damp wiped as necessary. Plastic liners where used will be changed as needed. Waste that is not in can will not be removed unless clearly marked "TRASH".

e. SPOT CLEANING CARPETS - All carpeted areas will be inspected for spots and stains. All spots and stains will be removed as soon as possible. Where difficult spots are encountered, Customer or his agent will be notified.

f. WET MOPPING AS NEEDED. Extreme care shall be used in all mopping to avoid splashing walls or furniture. Moving water and other liquids over carpeted areas will be done in a manner to avoid spillage.

g. TILE FLOORS - All tile floors will be buffed and kept in scuff/spot free condition at all times. Recoating and buffing will be done on an "as-needed" basis. Care shall be taken in applying finish to keep it off of furniture, baseboards and walls. Floor machines will be used in a manner to avoid damage to the walls, baseboards and furniture.

h.   WATER COOLERS - Will be cleaned and polished.

i. SPOT CLEANING WALLS, WOODWORK, ETC. - All handprints and spots will be removed from doors and light switches. Walls, woodwork and interior glass to be cleaned as needed.

j. CIGARETTE URNS - Cigarette urns and ash receivers shall be cleaned and sanitized.


OFFICE AND CORRIDORS - PERIODIC

a. HIGH DUSTING (QUARTERLY) - Pipes, ledges, ceilings, moldings, picture frames, etc. will be cleaned quarterly or more frequently if necessary.


b. AIR CONDITIONING GRILLS (MONTHLY) - All areas around air conditioning and return air grills will be cleaned one each month or more frequently if necessary.

c. VENETIAN BLINDS - Venetian blinds will be dusted monthly and damped wiped quarterly.


d. LIGHT FIXTURES - The exterior of all light fixtures will be dusted as needed. Exterior of fixtures will be damp wiped semi-annually.


ELEVATORS - DAILY

a.   All elevators will have the floors swept and damp mopped or vacuumed.

b.   All stainless steel and metal will be cleaned.

c.   All elevator tracks will be vacuumed.

d.   Elevator button panels and elevator doors will be cleaned.

e. Ceilings, overhead plexiglass, and/or special light fixtures will be cleaned periodically.

LAVATORIES - DAILY

a.   Clean all mirrors.

b.   Wash basins and bright work with a non-abrasive cleaner.

c.   Clean urinals.

d.   Wash toilet seats and bowls using a disinfectant in water.

e.   Mop floor using disinfectant in water.

f. Damp wipe and clean walls and partitions. They are to be free of hand prints and dust.

g.   Refill hand soap, towels, tissues and sanitary napkin dispensers.

h.   Clean ventilating louvre.

i.   Power scrub floors and germicidal solution monthly.

j.   Collect trash, replace liners and needed.

k. Toilet bowl brush shall be used to clean flush holes, under rims of bowls and traps. Bowl cleaner shall be used at least once each week and more often if necessary.

STAIRWAYS & LANDINGS

All stairways and landings will be policed daily. They will be dust mopped with a treated yard dust mop weekly. Spot cleaning of walls and doors will be done weekly. These areas will be mopped and scrubbed as necessary. Hand rails, fire points and other miscellaneous hardware will be cleaned as necessary.

POLISHING

All door plates, kick plates, brass and metal fixtures within the building will be wiped weekly and polished monthly.

GARAGE/PARKING LOT

To be policed for bottles, cans, trash on an "as needed" basis, but not to exceed less than weekly basis.

WINDOWS

All windows (exterior and interior) to be washed on a semi-annual basis.

                                   EXHIBIT "D"

Specifications for signage shall be added as an Addendum after Lease execution.

                                   EXHIBIT "E"

                                  [Floor Plan]

                                                               EXHIBIT "F"

Alexandrias South Associates L.P.
Security Deposit and Interest Software Technology
01-Aug-95
Lease date April 15, 1990
Original Deposit:  $19,998.00


                                    INTEREST EARNED          BALANCE AT
                                       PER YEAR               YEAR END

December 31, 1990                       $360.10              $20,358.10

December 31, 1991                       $500.25              $20,858.35

December 31, 1993                       $514.08              $21,902.04

July 31, 1994                           $360.98              $22,263.02

Original Deposit Interest earned

                                                             $19,998.00

             Total security deposit and interest on hand $ 2,265.02
                                   ----------
                                   $22,263.02